Exhibit 32.1

          Certification of Officers Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, in connection with the annual report on Form 10-K of Greater Community Bancorp (the "Company") for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certifies, to the best knowledge and belief of the signatory, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: March 15, 2005


/s/ Anthony M. Bruno, Jr.
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Anthony M. Bruno, Jr.
Chief Executive Officer


/s/ Naqi A. Naqvi
-------------------------
Naqi A. Naqvi
Chief Financial Officer


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